CERTIFICATE OF TRUST



                  The undersigned, the trustees of NB Capital Trust V, desiring to form a business trust pursuant to Delaware Business
Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

                  i. The name of the business trust being formed hereby (the "Trust") is "NB Capital Trust V."

                  ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as fol lows:

                                     The Bank of New York (Delaware)
                                     White Clay Center, Route 273
                                     Newark, Delaware 19711

                  iii. This Certificate of Trust shall be effective as of the date of filing.

Dated: December 12, 1996





                                        /s/ JOHN E. MACK
                                        Name:  John E. Mack
                                        Title: Regular Trustee





                                        THE BANK OF NEW YORK (DELAWARE), as
                                        Trustee



                                        By:/s/ JOSEPH G. ERNST
                                              Name:  Joseph G. Ernst
                                              Title: Assistant Vice President




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